Exhibit 32.1
Certification of the Chief Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Glenn F. Tilton, the Chairman, President and Chief Executive Officer of UAL Corporation (the "Company") certify that to the best of my knowledge, based upon a review of the quarterly report on Form 10-Q for the period ended June 30, 2004 of the Company (the "Report"):

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and   (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

  /s/ Glenn F. Tilton
Glenn F. Tilton
UAL Corporation
Chairman, President and Chief Executive Officer
July 28, 2004